PURCHASE AND SALE AGREEMENT
                   ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into by and between 1301 ASSOCIATES, L.C., a Florida limited liability company (the "Seller"), and COAST FINANCIAL HOLDINGS, INC., a Florida corporation (the "Buyer'), as of the Effective Date defined below, upon the following recitals of fact:

                           RECITALS

     (A) Seller is the owner in fee simple of certain improved Real Property located in Manatee County, Florida, described on Exhibit "A" attached hereto.

     (B) Seller desires to sell and Buyer desires to purchase the Real Property, together with all Improvements located thereon and all Personal Property associated therewith (as said terms are defined below), upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, Seller agrees to sell and Buyer agrees to purchase the Real Property, Improvements, and Personal Property, upon the following terms and conditions:

     1.   Recitals.  The statements contained in the recitals of fact
          --------
set forth above are true and correct and shall form a part of this Agreement.

     2.   Definitions and Abbreviations.  The following definitions
          -----------------------------
and abbreviations will be used for purposes of this Agreement

          (a) "Closing" shall mean the transfer and conveyance of the Property by Seller to Buyer, and the simultaneous payment of the adjusted Purchase Price by Buyer to Seller.

          (b) "Closing Date" shall mean the date on which the Closing occurs.

          (c) "CPA Associates" shall mean CPA Associates, P.L.C., a Florida professional limited liability company.

          (d) "Effective Date" shall mean the date when the last one of Seller and Buyer has executed this Agreement.

          (e) "Escrow Deposit" shall mean collectively the earnest money deposit described in Paragraph 4 below and the additional deposit described in Paragraph 7 below, together with all interest earned thereon.

          (f) "Improvements" shall mean all buildings, fixtures, parking areas, landscaping, utility installations, and all other physical structures of every kind and nature located above, below, or on the surface of the Real Property.


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

          (g) "Leases" shall mean collectively those certain written agreements granting to various third parties the right to occupy a portion of the Improvements. "Lease" shall mean any one of the Leases.

          (h) "Personal Property" shall mean all tangible and intangible property associated with the use, operation, or enjoyment of the Real Property, as more fully set forth in Paragraph 10 below.

          (i) "Property" shall mean the Real Property, the Improvements, and the Personal Property.

          (j) "Real Property" shall mean the land described in Exhibit "A" attached hereto, together with all appurtenances, permits, approvals, authorizations, licenses, air rights, development rights, utility rights, vesting determinations, easements, rights of way, adjacent strips, gores, rights of ingress and egress, and any and all other matters belonging to, benefiting, or in any manner pertaining to the land.

          (k) "Tenants" shall mean collectively all third parties having the right to occupy a portion of the Improvements pursuant to a Lease.

          (l) "Title Insurance Commitment" shall mean a commitment to issue a Title Insurance Policy insuring Buyers fee simple ownership of the Real Property in the amount of the Purchase Price, issued by a title insurance underwriter authorized to transact business in the State of Florida.

          (m)  "Title Insurance Policy" shall mean a marketable
Owner's Title Insurance Policy issued pursuant to the Title Insurance Commitment. The Title Insurance Policy shall be an ALTA Form B in the form most recently approved by the Office of the Insurance
Commissioner of the State of Florida when the Policy is issued.

          (n) "Transaction" shall mean the sale and purchase of the Property contemplated by this Agreement.

     3.   Purchase Price. The total purchase price to be paid by
          --------------
Buyer to Seller for the Property shall be Six Million Eight Hundred Thousand and 00/100 Dollars ($6,800,000.00) (the "Purchase Price"), subject to adjustments and prorations set forth in this Agreement.
The adjusted net Purchase Price for the Property will be paid by Buyer at Closing by wire transfer, official check, or certified check. Seller and Buyer agree that the entire Purchase Price will be allocated to the Real Property and Improvements, it being acknowledged and agreed that the Personal Property has negligible value.

     4.   Earnest Money Deposit.  Within three (3) days following the
          ---------------------
Effective Date, Buyer shall deposit in escrow the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) with the law firm of Harrison, Hendrickson & Kirkland, PA (the "Escrow Agent"). The Escrow Deposit will be held in an interest bearing account which provides for the immediate availability of funds. Escrow Agent will hold and disburse the



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


Escrow Deposit in strict compliance with the terms and provisions of this Agreement. If either party fails to close the Transaction in accordance with the terms and conditions set forth herein, or if a dispute arises between Buyer and Seller concerning any of the rights and responsibilities set forth herein, Escrow Agent may, at Escrow Agent's sole option: (a) Disburse the Escrow Deposit in accordance with the provisions of this Agreement; (b) Continue to hold the Escrow Deposit pending receipt of mutual written instructions from Buyer and Seller agreeing to its disbursement, or a court order directing disbursement; or (c) Interplead the Escrow Deposit with the Manatee County Clerk of Court. Upon Escrow Agent's compliance with the provisions of this Paragraph, Escrow Agent shall be released from any further liability. In any lawsuit in which Escrow Agent is made a party solely as a result of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the Escrow Deposit, Escrow Agent shall recover its reasonable attorneys' fees and costs incurred in such action, which fees and costs shall be paid from the Escrow Deposit and assessed against the non-prevailing party in any such action. Seller acknowledges that Escrow Agent represents Buyer in the Transaction. Seller agrees that Escrow Agent's willingness to hold and disburse the Escrow Deposit in accordance with the terms and conditions of this Agreement shall not limit or impair Escrow Agent's continuing right to represent Buyer in all matters relating to this Agreement and the Transaction, and that Seller shall not raise Escrow Agent's capacity as attorney for Buyer as a defense to any claim arising out of the relationship created by this Agreement.

     5.   5.1   Warranties and Representations of Seller.  Seller
                ----------------------------------------
makes the following warranties and representations to Buyer which shall be true and correct as of the Effective Date and as of the Closing Date:

          (a) Seller holds fee simple marketable record title to the Real Property and Improvements, free and clear of all liens and encumbrances except liens which will be satisfied or released at Closing.

          (b) Seller has received no written notice of any proposed or pending special assessments or condemnation proceedings against all or any portion of the Real Property.

          (c) There are no lawsuits or administrative proceedings pending, and Seller has not received written notice of any threatened lawsuits or administrative proceedings, against Seller or the Real Property, whether or not such lawsuits or proceedings are covered by insurance.

          (d) Seller has received no written notice that the Property is not in full compliance with all laws, rules, regulations, ordinances, permits, orders, approvals, authorizations, and covenants which relate in any manner to the Property, specifically including all fire and health codes, and Seller has not received any written notice that Seller does not hold all permits and governmental approvals necessary to operate a rental business on the Real Property.

          (e) Seller has received no written notice that Seller is in default pursuant to any contract agreement, or understanding which relates in any manner to the Property.

          (f) Seller has not entered into any agreements or contracts (written, oral, or contingent) for the sale of any interest in the Property to any party other than Buyer.

          (g) No person, firm, or entity except Seller and CPA Associates (pursuant to a verbal lease) has any interest in all or any portion of the Property except Tenants currently occupying the Improvements pursuant to a written Lease and the holders of easements, if any, over the Real Property, as identified in the Title Insurance Commitment.

          (h) Seller has not received any written notice of any pollutants, contaminants, petroleum products or by-products, asbestos or other hazardous substances on or beneath the surface of the Real Property or in the Improvements which violate any law, ordinance, rule, or regulation applicable to the Property, or which are or may be a nuisance or health threat to occupants of the Improvements except as set forth in that certain Phase II Environmental Site Assessment prepared by Environmental Safety Consultants. Inc., dated January 12, 1999.

          (i) The Property has access to 13th Street West and 14th Street West via the current entrances and exits.

          (j) No persons or entities have any right to display any signs or symbols on the exterior of the improvements except CPA
Associates, Republic Bank, and Smith Barney.

          (k) All rents due under the Leases are current. Seller has received no written notice that any other duties and obligations set forth in the Leases are not in full force and effect in accordance with their terms, and Seller has not received any written notice that any party is currently in default under any of the Leases, except the Republic Bank lease expires on January 15, 2004, and the WorldCom lease described in Subparagraph (p) below is in default, and WorldCom is in bankruptcy.

          (l) Seller has not received any advanced payment of rent or any other sums from any Tenant which is not set forth in the Lease with that Tenant.

          (m) Seller has taken all company action necessary to approve the Transaction, and Seller has the full right, power, and authority to enter into and deliver this Agreement and to perform all covenants and agreements of Seller hereunder.

          (n) There are no outstanding insurance claims for damage to the Improvements or Personal Property of Seller.

          (o) Seller is the sole owner of the Personal Property, free and clear of all liens and encumbrances except liens which will be satisfied or released at Closing.

          (p) There are no leases, licenses, or use rights to place any antennas, towers, microwave equipment, cellular phone equipment or other similar structures on the roof of the building located upon the Real Property, except the WorldCom and

BreakFree Wireless Corporation antenna leases more particularly described in Exhibit B, attached hereto and made a part hereof.

     At the request of Buyer, Seller will sign an Affidavit at Closing specifically confirming that the warranties and representations set forth in this Paragraph are true and correct as of the Closing Date. If any of the warranties or representations are not materially true as of the Effective Date or the Closing Date and are discovered:

                (i)   On or Before Closing.  Buyer shall have the sole
                      --------------------
remedies, to be exercised in Buyers sole discretion, of either (1) terminating this Agreement, receiving a full refund of the Escrow Deposit, being reimbursed by Seller for all of Buyers out-of-pocket due diligence expenses paid to third parties and incurred during the Inspection Period, and waiving all legal remedies for the breach of any representations or warranties by Seller, or (2) waiving such right of termination and all legal remedies for the breach of any representations or warranties by Seller and proceeding to close the Transaction. If Buyer exercises option (1) above, Buyer agrees to deliver to Seller all title insurance commitments, surveys, studies, test reports, and inspection reports obtained by, or prepared by or for, Buyer, relating to the Property without warranties or representations as to their accuracy.

                (ii)  After Closing.  Seller hereby agrees to indemnify
                      -------------
and hold Buyer harmless from any and all damages, losses, liabilities, costs, attorney's fees, demands, claims, causes of action or suits of any kind or nature, both to person and property, up to $100,000.00, which may arise from a breach of one or more of the warranties and representations made in this Paragraph 5.1, which warranties, representations, and agreement of indemnification shall survive
Closing for one (1) year only, and further provided that a claim under this indemnity shall be made within one (1) year of Closing. Buyer shall notify Seller in writing of the assertions of such claim and the Seller shall be entitled, at its own expense, to participate in the defense of such claim. Notwithstanding any provision in this Agreement to the contrary, Seller shall not be required to pay more than a total $100,000.00 pursuant to this Paragraph 5.1 and Paragraph 27.

     Buyer acknowledges that Sellers representations and warranties are limited as to the matters and issues addressed, and, as to those matters and issues which are addressed, the representations and warranties are limited in their scope. Therefore, except for these warranties and representations of Seller, Buyer agrees that it will rely on its investigations, inspections, and audits performed during the Inspection Period (defined below) allowed Buyer to satisfy Buyer as to all matters and issues of concern to Buyer, and their scope, regarding this Transaction and will select, and determine the breadth of, such investigations, inspections and audits to so satisfy itself.

     5.2   Warranties and Representations of Buyer.  Buyer makes the
           ---------------------------------------
following warranties and representations to Seller which shall be true and correct as of the Effective Date and as of the Closing Date:

          (a) Buyer has taken all company action necessary to approve the Transaction, and Buyer has the full right, power, and authority to enter into and deliver this Agreement and to perform all covenants and agreements of Buyer hereunder.

          (b) Neither the execution nor the delivery of this Agreement, nor the transactions contemplated herein, conflict with, violate, or constitute a breach of or default under, any contract, agreement, order, judgment, or decree to which Buyer is subject.
At the request of Seller, Buyer will sign an affidavit at Closing specifically confirming that the warranties and representations set forth in this Paragraph are true and correct as of the Closing Date. If any of the warranties and representations are not materially true as of the Effective Date or the Closing Date, Seller shall have those remedies set forth in Paragraph 30 below.

     6.   Document Supplied by Seller.  Within ten (10) days
          ---------------------------
following the Effective Date, Seller shall furnish to Buyer true copies of the following documents:

          (a) A Rent Roll prepared as of December 1, 2003, reflecting all Leases or other tenancy agreements for the Improvements. The Rent Roll shall include the name of each Tenant and the suite occupied by the Tenant; the amount of rent paid by each Tenant; the date when rent is due from each Tenant; the amount of security deposits and advanced rent received from each Tenant; the expiration date of each tenancy; and any renewal options granted to a Tenant.

          (b) All service contracts, equipment leases, property management contracts, warranties, or other agreements affecting or in any manner relating to the Property or the operation of the Property.

          (c) A detailed list of all tangible Personal Property located upon, associated with, or used in conjunction with the Real Property.

          (d) Monthly income and expense statements for the rental business conducted by Seller on the Real Property from January 1, 2002, through the end of the last full calendar month prior to the Effective Date.

          (e) Any environmental site assessments or contamination assessment reports in the possession of Seller relating to the Property.

          (f) All plans and specifications in the possession of Seller for the improvements.

          (g) All surveys of the Real Property in the possession of Seller.

          (h) All Leases for Tenants occupying the Improvements as of the Effective Date, including all amendments, modifications, riders, correspondence, and any other written documents which relate in any manner to the terms and conditions set forth in the Leases.

          (i) All title insurance policies insuring title to all or any portion of the Real Property.

          (j) Sales tax returns for rents paid by Tenants of the Real Property from January, 2002, through the last full calendar month prior to the Effective Date.

          (k) All permits and licenses required to operate a rental business on the Real Property.

          (l) All current policies of casualty and liability insurance pertaining to the Property.

          (m) Any contracts giving third parties other than Tenants any right to use any portion of the Property.

          (n) All financial statements prepared within two (2) years prior to the Effective Date for the business operated by Seller on the Real Property.

          (o) Seller's tangible personal property tax returns for the Property for the last three (3) years.

          (p) All rules and regulations currently in effect governing the conduct of Tenants.

The items described in this Paragraph 6 are hereinafter collectively referred to as the "Submission Items." Buyer will not, except with the prior written consent of Seller, use or permit the use of the Submission Items for any purpose other than the evaluation of the Property. All copies of the Submission Items will be promptly returned to Seller it Buyer does not close on the purchase of the Property for any reason.

     7.    Inspection Period. Buyer shall have forty-five (45) days
           -----------------
following the Effective Date (the "Inspection Period") within which to review the Submission Items and conduct such audits (excluding financial audits), inspections, and investigations of the Property as Buyer may determine to be appropriate and advisable, in Buyers sole discretion, for the purpose of determining whether Buyer should proceed to purchase the Property. Such audits (excluding financial audits), inspections, and investigations may include, without limitations, structural and foundation inspections, concrete tests, soil tests, roof inspections, equipment inspections, and environmental inspections. All audits (excluding financial audits), inspections, and investigations shall be conducted at Buyers sole cost and expense. Buyer shall exercise due care and ordinary prudence in performing physical inspections of the Real Property and Improvements, and shall indemnify, defend, and hold Seller harmless from and against any and all claims, liens, actions, suits, proceedings, costs, expenses, damages, or other liabilities, including attorneys fees and court costs, arising out of the rights granted to Buyer pursuant to the terms of this Paragraph. In the event that Buyer decides not to proceed with the purchase of the Property, in Buyers sole and absolute discretion, Buyer may terminate this Agreement by delivering to Seller, prior to the expiration of the Inspection Period, a written notice terminating this Agreement. In such event, the Escrow Deposit shall be returned to Buyer, and this Agreement shall be terminated. Buyer shall have the right to extend the Inspection Period for an additional fifteen (15) days upon written notice delivered to Seller within forty-five (45) days following the Effective Date. If Buyer does not terminate this Agreement within the Inspection Period, Buyer shall deposit with

Escrow Agent an additional $100,000.00 which will be held and disbursed by Escrow Agent in accordance with the provisions of Paragraph 4 above. At that point, the Escrow Deposit shall be nonrefundable to Buyer for any reason and shall be paid to Seller if Buyer does not close, except as otherwise provided herein.

     8.   Utilities. All of Seller's accounts for utility services to
          ---------
the Improvements will be terminated as of the Closing Date except utility services held in the name of a Tenant. Seller will cooperate and coordinate the termination of its utility accounts with Buyer's opening of its own utility accounts. All utility deposits of Seller will remain the sole property of Seller and are not included in the definition of Property. Seller will pay for all utility services to the Improvements through the Closing Date unless such payment is the obligation of a Tenant

     9.   Risk of Loss.
          ------------

          (a) lf the Property is damaged by fire or other casualty before Closing and the cost to repair such damage exceeds $150,000.00, Buyer shall have the option, to be exercised in Buyer's sole discretion, (i) to complete the purchase and accept the Property in its damaged condition, in which case Buyer shall also be entitled to receive all insurance proceeds paid or payable to Seller as a result of the loss, or (ii) to cancel the Agreement and receive a full refund of the Escrow Deposit.

          (b) If the Property is damaged by fire or other casualty before Closing, the cost to repair such damage is less than or equal to $150,000.00, and the damage is covered in full by insurance and/or payment by Seller, Buyer shall complete the purchase on the Closing Date, accept the Property in its damaged condition, and be entitled to receive all insurance proceeds paid or payable to Seller as a result of the loss, and Seller agrees to pay to Buyer at Closing the difference, if any, between the cost to repair the damage and the insurance proceeds.

          (c) If the Property is damaged by fire or other casualty before Closing, the cost to repair such damage is less than or equal to $150,000.00, and the loss is not covered in full by insurance and/or payment by Seller as provided for in Subparagraph (b) above, Buyer shall have the option, to be exercised in Buyer's sole discretion, (i) to complete the purchase and accept the Property in its damaged condition, in which case Buyer shall also be entitled to receive all insurance proceeds paid or payable to Seller as a result of the loss, or (ii) to cancel the Agreement and receive a full refund of the Escrow Deposit, unless Seller agrees to restore the Property to its pre-loss condition at Seller's own expense within ninety (90) days following the date of the loss, in which case Buyer shall complete the purchase when the Property has been restored to Buyer's reasonable satisfaction.

     10.  Personal Property.  The Purchase Price includes the
          -----------------
purchase of all Personal Property owned by Seller and located upon the Real Property or associated with the operation of the rental business conducted by Seller on the Real Property including, without limitation, lobby furniture, window treatments, light fixtures, floor coverings, cabinets, maintenance equipment, and copies of all books and records relating to operation of the rental business conducted by Seller on the Real Property.

     11.  Title Insurance.  During the Inspection Period, Buyer shall
          ---------------
obtain a Title Insurance Commitment for the Real Property at Buyer's sole expense. Title to the Real Property will automatically be deemed acceptable to Buyer if the Title Insurance Commitment shows title to the Real Property vested in Seller and no exceptions to coverage other than the standard exceptions to every ALTA Form B Title Insurance Policy. Buyer and Seller agree that the law firm of Harrison, Hendrickson & Kirkland, PA, will be the title agent and closing agent for the Transaction.

     12.  Title Defects.  If the Title Insurance Commitment reveals
          -------------
any defects in the title to the Real Property, as determined in accordance with the title standards established by The Florida Bar, Buyer shall notify Seller of the title defect in writing during the Inspection Period. Seller shall have a reasonable period (not to exceed 180 days) after receipt of such notice in which to cure such defects to the reasonable satisfaction of the title agent. Seller shall diligently pursue curing the title defects, but shall not be required to commence or prosecute lawsuits to quiet title to the Real Property or expend more than $50,000.00 in such pursuit. If such defects are cured by Seller, the sale and purchase of the Property shall be closed within thirty (30) days after delivery to Buyer of evidence that said defects have been cured. If Seller is unable to cure said defects within a reasonable period, then Buyer shall have the option, to be exercised in Buyer's sole discretion, to complete the purchase and to accept title to the Real Property subject to such defect or to notify Seller in writing that Buyer elects not to complete the Transaction. If Buyer elects not to complete the Transaction, all rights and liabilities of the parties hereunder shall terminate and be of no further force and effect and the Escrow Deposit will be returned to Buyer; provided, however, Seller shall not be released from liability to Buyer for damages resulting from the willful or intentional acts of Seller in creating or failing to cure title defects as required in this paragraph.

     13.  Survey.  During the Inspection Period, Buyer may have the
          ------
Real Property surveyed at Buyer's sole expense. In the event that the Survey reflects an encroachment, lack of ingress and egress, or any other reasonably unacceptable matter, then the rights of the parties to notice, to cure, and to terminate shall be the same as for a title defect as set forth in Paragraph 12 above.

     14.  Entry for Inspection.  Buyer and its agents shall have the
          --------------------
right to enter upon any unleashed portion of the Real Property and Improvements during normal business hours between the Effective Date and the Closing Date to inspect such portion of the Property and for such other purposes as Buyer or Buyer's lender may reasonably require. Seller will use its good faith, best efforts, with reasonable advanced notice from Buyer, to obtain entry for Buyer and its agents upon any portion of the leased Real Property and Improvements during normal business hours between the Effective Date and the Closing Date to inspect such portion of the Property and for such other purposes as Buyer or Buyer's lender may reasonably require. Buyer agrees to indemnify and hold Seller harmless from any liability incurred as a result of such entry, and to repair any damage or injury to the Property caused thereby.

     15.  Closing. Unless extended by other provisions of this
          -------
Agreement, the Closing of the transaction shall occur at the office of Escrow Agent sixty (60) days following the Effective Date, at such time as the parties mutually agree. Buyer shall have the right to extend the Closing Date for up to fifteen (15) days upon written notice delivered to Seller no less than fifty (50) days following the Effective Date. Possession of the Property will be delivered to Buyer on the Closing Date subject to the Leases.

     16.  Closing Costs.  Seller shall pay the documentary stamp tax
          -------------
on the instrument of conveyance and the cost of recording the instrument of conveyance. Buyer shall pay all costs associated with Buyer's first mortgage financing including, without limitation, origination fees, documentary stamps, intangible tax, mortgagee title insurance, and recording charges. Seller will pay the cost of recording instruments which may be required to cure title defects, if any. Certified, confirmed and ratified special assessment liens as of the Closing Date shall be paid by Seller at Closing. Pending special assessment liens as of the Closing Date will be assumed by Buyer. Each party will pay their own attorneys fees and closing fees.

     17.  Prorations. All real property taxes levied against the Real
          ----------
Property, tangible personal property taxes levied against the Personal Property, and all rent from Tenants shall be prorated as of the Closing Date. If the amount of taxes for the year of Closing cannot be determined as of the Closing Date, taxes will be prorated based upon a good faith estimate and will be reprorated at the request of either Buyer or Seller upon receipt of the actual tax bill for the year of Closing.

     18.  Instrument of Conveyance.  The instrument of conveyance for
          ------------------------
the Real Property shall be a Special Warranty Deed, duly executed and acknowledged by Seller in recordable form so as to convey to Buyer fee simple title to the Real Property and Improvements, free and clear of all liens and encumbrances except taxes for the current year and zoning regulations which do not prohibit the current use of the Real Property.

     19.  Lease Contingency.  Buyer's and Seller's obligation to
          -----------------
close on the purchase of the Property is conditioned upon Buyer and CPA Associates agreeing to the form of a lease during the Inspection Period for CPA Associates to continue to occupy the fifth and sixth floor and a portion of the basement of the building located upon the Real Property, said lease to be executed at Closing and to contain terms and conditions mutually acceptable to Buyer and CPA Associates. If the foregoing contingency is not timely met, Seller or Buyer shall have the right to terminate this Agreement by written notice delivered to the other and Escrow Agent. Upon delivery of such notice, this Agreement shall be terminated in all respects, and Escrow Agent shall promptly return the Escrow Deposit to Buyer.

     20.  Republic Bank Contingency.  Buyer's obligation to close on
          -------------------------
the purchase of the Property is conditioned upon Republic Bank's tenancy of the Improvements being fully and finally terminated in all respect and Republic Bank having fully vacated the Improvements including removal of all personal property and signage on the exterior of the Improvements prior to the end of the Inspection Period. Seller shall be solely responsible for all expenses incurred to terminate the tenancy of Republic Rank. Seller shall indemnify and hold Buyer harmless from any losses, damages, claims, and expenses (including attorneys' fees and court costs) incurred by Buyer and arising from a claim against Buyer by Republic Bank regarding Republic Bank's tenancy of the Improvements, specifically including claims that the tenancy was wrongfully terminated. If the foregoing contingency is not timely met, the Closing Date shall automatically be extended until fifteen (15) days after the contingency has been met; provided, however, the Closing Date shall not be extended beyond July 15, 2004, without the mutual agreement of the parties. Seller shall proceed diligently and continuously to meet said contingency. Buyer shall have the right to waive the contingency, in Buyer's sole discretion, and proceed to close on the sale and purchase of the Property. Although Seller has an obligation to and will proceed diligently and continuously to meet the contingency set forth in this paragraph, Buyer acknowledges that Seller is not guaranteeing that this contingency will be met. Seller will provide Buyer with copies of all correspondence between Seller and Republic Bank relating to this contingency, will provide Buyer with copies of all papers filed in any legal action to meet this contingency, and will otherwise keep Buyer regularly informed of Sellers efforts to meet this contingency.

     21.  Tenant's Estoppel Certificates.  No less than ten (10) days
          ------------------------------
prior to the Closing Date, Seller shall obtain and deliver to Buyer an estoppel certificate from each Tenant in the form attached hereto as Exhibit C. In the event Seller is unable to timely obtain no more than two (2) of the certificates, Seller will sign a statement certifying to the information set forth on the certificate, and the Transaction shall proceed to Closing in accordance with this Agreement In the event Seller falls to timely obtain and deliver more than two (2) of the required estoppel certificates, Buyer shall have the option, to be exercised in Buyer's sole discretion, to terminate this Agreement and receive a full refund of the Escrow Deposit, or to delay the Closing until ten (10) days after Seller has obtained all but two (2) of the certificates, but in no event shall the Closing be delayed longer than seventy (70) days. Notwithstanding the provisions of this paragraph to the contrary, Buyer agrees that estoppel certificates from WorldCom and Republic Bank are not required and will not be counted toward the two certificates that Seller may fail to obtain.

     22.  Employees. Seller employs Kent Dougherty (the "Maintenance
          ---------
Manager") as the manager of the Real Property and improvements. Buyer shall have the right, but not the obligation, to hire the Maintenance Manager upon such terms and conditions as Buyer may determine, in Buyers sole discretion, Buyer shall have the right to interview the Maintenance Manager during the Inspection Period to determine whether Buyer will offer employment to the Maintenance Manager. If Buyer elects not to hire the Maintenance Manager, the Maintenance Manager shall remain the employee of Seller, and Buyer shall have no obligation to employ or compensate the Maintenance Manager.

     23.  Service Agreements. Buyer shall not be obligated to assume
          ------------------
any service agreements, vendor contracts, warranty agreements, or other contracts or agreements relating to the maintenance or upkeep of the Improvements (collectively the "Service Agreements"), except those Service Agreements identified in Exhibit D attached hereto and made a part hereof. Buyer may elect to assume any other Service Agreements if they are assignable to Buyer. All payments and fees relating to Service Agreements assumed by Buyer shall be prorated as of the Closing Date.

     24.  Closing Documents.  At Closing, Seller shall execute and
          -----------------
deliver, or cause to be executed and delivered, to Buyer the following:

          (a)   Special Warranty Deed conveying the Real Property to
Buyer.

          (b) Seller's Affidavit reflecting the absence of any mechanic's liens or lien rights, stating that no work has been performed on the Real Property which remains unpaid, that no party, other than Seller and Tenants, are in possession of the Property, that no party, other than Buyers has any right to purchase the Property, and such other matters commonly included in a Seller's Affidavit.

          (c)   Settlement Statement.

          (d) Non-foreign Affidavit, or other appropriate certificate as required by Section 1445 of the Internal Revenue Code.

          (e) Such written information as may be necessary for the Settlement Agent to prepare and file the appropriate IRS Form 1099-S pertaining to the Transaction.

          (f) A Bill of Sale, Absolute transferring the Personal Property to Buyer.

          (g)   Assignments of all Leases.

          (h) Executed originals of all Leases or occupancy agreements for Tenants occupying the Improvements.

          (i) All security deposits and advanced rent paid by Tenants occupying the Improvements, which may be in the form of a credit to Buyer reflected on the Settlement Statement.

          (j)   A current rent roll.

          (k)   All keys to the Improvements.

          (l) A letter to the Tenants signed by Seller, in a form reasonably acceptable to Buyer notifying the Tenants that the Property has been sold to Buyer and directing the Tenants to pay all future rents to Buyer as instructed by Buyer.

          (m) Assignment of any Service Agreements concerning the Property which Buyer has agreed to assume,

          (n)   Lease referenced in Paragraph 19, executed by CPA
Associates.

     At Closing, Buyer shall execute and deliver to Seller the following:

          (a)   Settlement Statement.

          (b) Such written information as may be necessary for the Settlement Agent to prepare and file the appropriate IRS Form 1099-S pertaining to the Transaction.

          (c)   An agreement assuming, as landlord, all of the Leases.

          (d)   Lease referenced in Paragraph 19, executed by Buyer.

     25.  Accounts Payable. Buyer will not be responsible for any of
          ----------------
Seller's accounts payable arising out of Seller's ownership of the Real Property or operation of Seller's rental business on the Real Property prior to Closing. Seller will not be responsible for any of Buyer's accounts payable arising out of Buyer's ownership of the Real Property or operation of Buyer's rental business on the Real Property after Closing.

     26.   Sales Tax Escrow.  Pursuant to Section 212.10, Florida
           ----------------
Statutes (2003), the parties agree to establish a sales tax escrow at Closing sufficient to pay any reasonably anticipated sales tax due from Seller to the State of Florida for the operation of Seller's rental business on the Real Properly (the "Sales Tax Escrow"). The amount of the Sales Tax Escrow will be established by mutual agreement of the parties based upon a fair estimate of the sales tax owed by Seller as of the Closing Date. The Sales Tax Escrow will be held by Escrow Agent. Within fifteen (15) days following the Closing, Seller shall prepare a final return of all remaining sales tax due, and shall deliver the return to Escrow Agent with instructions to file the return and pay the tax due thereon from the Sales Tax Escrow to the Florida Department of Revenue (the "Department"). In the event the Sales Tax Escrow is insufficient to pay the full amount due and owing to the Department, Seller shall immediately remit to Escrow Agent the additional funds necessary to pay the sales tax in full. In the event Seller fails to immediately deliver such additional funds, Buyer may deliver the additional funds to Escrow Agent to assure full payment of Seller's tax liability, in which case Seller shall be deemed in breach of this Agreement. Neither party shall request an audit by the Department of Seller's books and records for purposes of determining any remaining sales tax liability of Seller. However, within ninety
(90) days following the Closing Date, Seller shall deliver to Buyer a sales tax audit performed by a licensed independent contractor for the Department (the "Audit"), provided the results of such Audit are not given to the Department. Seller will be responsible for the full cost of the Audit. In the event the Audit shows any additional tax due, Seller shall promptly remit such additional tax to the Department. In the event the Sales Tax Escrow exceeds the final tax owed to the Department, Escrow Agent will disburse the excess to Seller promptly. The provisions of this Paragraph shall expressly survive Closing.

     27.  Seller's Affirmative Covenants.  As a material inducement
          ------------------------------
to Buyer to purchase the Property, Seller affirmatively covenants and agrees that, between the Effective Date and the Closing Date:

          (a) Seller will pay all taxes and assessments levied against the Real Property prior to delinquency.

          (b) Seller will maintain the Property in a reasonable manner consistent with Seller's prior practices, and will continue to conduct until Closing the rental business on the Real Property diligently and in substantially the same manner as such business has previously been conducted.

          (c) Seller will not enter into any contingent, secondary, or "back-up" contracts, agreements, letters of intent, or options to sell the Property or any interest therein.

          (d) Seller will not extend any of the Leases, will not accept rent from any Tenant more than one (1) month in advance, and will not enter into any new leases for the Improvements without Buyer's prior written consent, which may be withheld in Buyer's reasonable discretion.

         (e) Seller will keep in full force and effect, without modification, Seller's present policies of casualty and liability insurance.

         (f)   Seller will not dispose of any of the Personal
Property without Buyer's prior written consent, unless Seller replaces said item of Personal Property with a substantially similar item of Personal Property.

         (g) Seller will not enter into any new Service Agreements pertaining to the Property or Seller's rental business conducted on the Real Property unless such Service Agreements can be terminated on the Closing Date.

     If Seller has materially breathed an affirmative covenant, and the breach is discovered:

                (i)   On or before Closing.  Buyer shall have the sole
                      --------------------
remedies, to be exercised in Buyer's sole discretion, of either (1) terminating this Agreement, receiving a full refund of the Escrow Deposit, being reimbursed by Seller for all of Buyers out-of-pocket due diligence expenses paid to third parties and incurred during the Inspection Period, and waiving all legal remedies for the breach of any affirmative covenants made by Seller, or (2) waiving such right of termination and all legal remedies for the breach of any affirmative covenants made by Seller and proceeding to close the Transaction. If Buyer exercises option (1) above, Buyer agrees to deliver to Seller all title insurance commitments, surveys, studies, test reports, and inspection reports obtained by, or prepared by or for, Buyer, relating to the Property. Buyer shall have a right to perform a final walkthrough and inspection of the Property the day before Closing to assure itself of Seller's compliance with and performance of this Agreement.

                (ii)  After Closing.  Seller hereby agrees to indemnify
                      -------------
and hold Buyer harmless from any and all damages, losses, liabilities, costs, attorney's fees, demands, claims, causes of action or suits of any kind or nature, both to person and property, up to $100,000.00, which may arise from a breach of affinitive covenants (b), (d), (e) (but only if there is an insurance claim or loss arising from events occurring on or before Closing), (f) and (g) made in this Paragraph
27, which affirmative covenants and agreement of indemnification shall survive Closing for one (1) year only, and further provided that a claim under this indemnity shall be made within one
(1) year of Closing. Buyer shall notify Seller in writing of the assertions of such claim and the Seller shall be entitled, at its own expense, to participate in the defense of such claim. Notwithstanding any provision in this Agreement to the contrary, Seller shall not be required to pay more than a total $100,000.00, pursuant to this Paragraph 27 and Paragraph 5.1.

     28.  Condemnation.  If, prior to Closing, all or any portion of
          ------------
the Real Property shall be condemned or taken by eminent domain by any competent authority for any pubic or quasi-public use or purpose, or if access to the Real Property shall be impaired by any taking, Buyer shall have the option to cancel this Agreement. If the Agreement is canceled, the Escrow Deposit will be refunded to Buyer and this Agreement shall thereafter be void and of no further force or affect.

     29.  Brokerage Commission.  Seller warrants and represents that
          --------------------
Seller is represented in this Transaction by Raspberry Lane, LLC (the "Seller's Broker"), and that Seller will be solely responsible for paying Seller's Broker for its services in procuring this Transaction, Buyer and Seller each warrant and represent to the other that they have not retained the services of a real estate broker to represent them in this Transaction except Seller's Broker, and that no commissions or fees are due and payable as a result of the Transaction except to Seller's Broker. Buyer and Seller each agree to Indemnify and hold the other harmless from any claims to a real estate commission or fee asserted against either Seller or Buyer and arising out of the actions or conduct of the other.

     30.  Default by Buyer.  If, under the provisions hereof, Buyer
          ----------------
shall be obligated to complete the purchase of the Property but fails to do so within the applicable period provided for Closing, Seller's sole remedy shall be to retain the full Escrow Deposit as agreed upon liquidated damages, the parties agreeing that actual damages resulting from Buyer's breach are not capable of being calculated with any reasonable degree of certainty.

     31.  Default by Seller.  If, under the provisions hereof, Seller
          -----------------
shall be obligated to complete the sale of the Property but fails to do so within the applicable period provided for Closing, Buyer may either (a) cancel this Agreement, in which case the Escrow Deposit will be refunded to Buyer and all parties shall be released from all duties and obligations hereunder, or (b) Buyer may seek specific performance of this Agreement in addition to any other available remedies. If Buyer elects to seek specific performance, Escrow Agent shall continue to hold the Escrow Deposit pending receipt of mutual written instructions from Buyer and Seller agreeing to its disbursement, or a court order directing disbursement. If Buyer elects to pursue a remedy other than specific performance or cancellation, Buyer may request a refund of the Escrow Deposit without waiving its right to pursue its other remedies. In such event, Escrow Agent shell notify Seller that Buyer is requesting a return of the Escrow Deposit, and advise Seller that the Escrow Deposit will be retuned to Buyer unless Seller provides written notification to Escrow Agent within thirty (30) days thereafter that Seller is claiming the Escrow Deposit pursuant to Paragraph 30 above. If such claim is timely made by Seller, Escrow Agent will continue to hold the Escrow Deposit pending receipt of mutual written instructions from Buyer and Seller agreeing to its disbursement, or a court order directing disbursement.

     32.  Further Assurances.  Upon request of Buyer after the
          ------------------
Closing Date, Seller agrees to do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required for the assigning, transferring, granting, assuring, and confirming to Buyer, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possessions any or all of the assets or Property being sold to Buyer pursuant to this Agreement, provided that the same do not impose any obligation on Seller beyond that contemplated by this Agreement.

     33.  Attorneys Fees and Costs.  In connection with any
          ------------------------
litigation to construe or enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred in such litigation, including reasonable attorney's fees, court costs, paralegal fees, and attorneys fees incurred at trial, on appeal, or in bankruptcy. If more than one (1) issue or matter is disputed and the final decision is against each party as to one or more of the disputed issues or matters, then such costs, expenses, charges, and attorneys fees shall be apportioned in accordance with the monetary values of the issues or matters decided against each party.

     34.  Time for Acceptance.  If the offer contained in this
          -------------------
Agreement is not accepted by the offeree by 5:00 p.m. on January 14, 2004, this offer shall automatically terminate. The offeror reserves the right to withdraw this offer at any time prior to acceptance by the offeree and communication of such acceptance to the offeror.
35.	Assignment.  This Agreement may not be assigned by either
party without the consent of the other party.

     36.  Notice.  Any notice, demand or request required under this
          ------
Agreement shall be in writing and shall be deemed given when delivered by hand, by facsimile, or by overnight delivery service addressed to the parties as follows:

                Seller:              1301 Associates, L.C.
                                     Ann: Jerry Marlar
                                     1301 6th Ave., W., Suite 600
                                     Bradenton, FL 34205
                                     Phone # 941-747-4483
                                     Facsimile #: 941-747-8396


                With a copy to:      Adron H. Walker, Esq.
                                     Barnes Walker, Chartered
                                     3119 Manatee Avenue West
                                     Bradenton, FL 34205
                                     Phone #: 941-741-8224
                                     Facsimile # 941-708-3225

                Buyer:               COAST FINANCIAL HOLDINGS, INC.
                                     Attn: Brian Peters
                                     6205 Cortez Road West
                                     Bradenton, FL 34210
                                     Phone #: 941-752-5900
                                     Facsimile #: 941-795-6161


                With a copy to:      Harrison, Hendrickson & Kirkland, PA
                                     Attn: Robert W. Hendrickson, III, Esq.
                                     1206 Manatee Avenue West
                                     Bradenton FL 34205-7518
                                     Phone #: 941-746-1167
                                     Facsimile #: 941-747-0583


     37.  Modification.  There are no other agreements, promises or
          ------------
undertakings between the parties except as specifically set forth herein and as set forth in the Confidentiality

Agreement regarding this Agreement and Transaction. No alterations, changes, modifications or amendments shall be made to this Agreement, except in writing and signed by the parties hereto.

     38.  Binding Effect. This Agreement shall be binding upon and
          --------------
inure to the benefit of the parties hereto, their respective successors and permitted assigns and, as applicable, the heirs and legal representatives of the parties hereto.

     39.  Radon Gas.  Radon is a naturally occurring radioactive gas
          ---------
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     40.  Building Energy Efficiency Rating Disclosure.  Rating
          --------------------------------------------
Disclosure. Pursuant to Florida Statutes Section 553.996, Buyer may have the energy efficiency rating of the Improvements determined. Buyer hereby acknowledges that a copy of the State of Florida Department of Community Affairs brochure on the Florida Building Energy Efficiency Rating System has been received at the time of, or prior to, Buyers execution of this Agreement.

     41.  Florida Contract; Venue. This Agreement shall be deemed a
          -----------------------
Florida contract and construed according to the laws of such state, regardless of whether this Agreement is being executed by any of the parties hereto in other states or otherwise. Venue for any legal proceedings relating to this Agreement shall be Manatee County, Florida.

     42.  Compliance. In the event that any date specified in this
          ----------
Agreement shall be on a Saturday, Sunday or nationally declared holiday, then the date so specified shall be deemed to be the next business day following such date, and compliance by such business day shall not be deemed a default by any of the parts under this Agreement.

     43.  Time.  Time is of the essence of this Agreement.
          ----

     44.  Facsimile Signatures; Counterparts.  This Agreement may be
          ----------------------------------
executed in multple counterparts, each of which shall be deemed an original and all of which will constitute a single contract provided the counterparts are identical in all other respects. Execution of this Agreement may be evidenced by facsimile, and any such facsimile shall have the same force and effect as an original

     45.  Headings.  The headings to the paragraphs used in this
          --------
Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     46.  Construction.  This Agreement is a result of the joint
          ------------
efforts of the parties and their respective legal counsel, and shall not be construed more strongly against any party regardless of who was more responsible for the preparation of this Agreement.

     47.  No Third Party Beneficiaries.  This Agreement is solely for
          ----------------------------
the benefit of Buyer and Seller. None of the provisions of this Agreement shall be for the benefit of or enforceable by any person or entity other than Buyer or Seller, and only the Buyer and Seller shall have any rights hereunder.

     48.  Cooperation.  The parties agree to cooperate and execute
          -----------
all documents reasonably necessary to implement and carry out the provisions of this Agreement.

     49.  Waivers.  No delay or omission to exercise any right,
          -------
power, or remedy accruing to a party on any breach or default of another party under this Agreement shall impair any such right, power, or remedy of the aggrieved party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default Any waiver, permit, consent, or approval of any kind or character on the part of a party of any breach or default under this Agreement, or any waiver on the part of a party of any provision or condition of this Agreement must be in writing and be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law, or otherwise afforded to a party, shall be cumulative and not alternative.

     50.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY KNOWINGLY,
          --------------------
VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HEREBY CERTIFIES THAT NEITHER THE OTHER PARTY, NOR ITS REPRESENTATIVE, AGENT OR COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE PROVISIONS OF THIS PARAGRAPH.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, on the day and year indicated below the signature of each.

Signed, sealed and delivered
In the presence of:                  1301 ASSOCIATES, L.C. - Seller

   /s/ Ronald Egger                  By:    /s/ Jerry Marlar
-------------------------------         -------------------------------
                                         Jerry Marlar, Managing Member

    [illegible]                      By:    /s/ Don Varnadore
-------------------------------         -------------------------------
                                         Don Varnadore, Managing Member
    [illegible]
-------------------------------

    [illegible]
-------------------------------
(as to Seller)                       Executed by Seller on the 13th
                                     day of January, 2004




  /s/ Niki C. Hackney                COAST FINANCIAL HOLDINGS, INC. -
-------------------------------      Buyer

  [illegible]                        By:    /s/ Brian Peters
-------------------------------         -------------------------------
(As to Buyer)                               Its:     CFO
                                                -----------------------

                                     Executed by Buyer on the 13th
                                     day of January, 2004



                     JOINDER OF ESCROW AGENT
                     -----------------------

Harrison, Hendrickson & Kirkland. PA joins in the execution of this Agreement solely for the purpose of agreeing to serve as Escrow Agent in accordance with Paragraph 4 of the Agreement.

Dated this  13th  day of January, 2004.

                                  HARRISON, HENDRICKSON & KIRKLAND, P.A.


                                  By:  /s/ Robert W. Hendrickson, III
                                     -----------------------------------
                                       Robert W. Hendrickson, III
                                       Vice President